UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

SYMANTEC CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

The following information was posted on Symantec’s internal corporate web site for employees on September 5, 2012:

Every stockholder vote counts

Helyn Corcos, VP of Investor Relations, demystifies the voting and other activities that take place at Symantec’s Annual Meeting of Stockholders.

Stockholders will receive a notice regarding the availability of proxy materials within the next couple of weeks. The notice will include a link to www.proxyvote.com and a 12-digit control number to access our proxy materials and vote your shares electronically.

Q. What is the purpose of Symantec’s Annual Meeting of Stockholders?

A. We hold a meeting of stockholders on an annual basis to elect directors and to transact other appropriate business as required by federal and state laws, NASDAQ and Symantec’s bylaws. During our Annual Meeting, our Chairman of the Board chairs the meeting, our General Counsel and Secretary conducts the formal business of the meeting and members of the Board, CEO and executive management are present and available to answer questions from stockholders. Our stockholders have the opportunity to vote on the proposals outlined in the proxy statement. Our Annual Meeting also provides us with an opportunity to interact with our stockholders, hear their concerns and get feedback on the decisions affecting the direction of our company.

Q. When and where will Symantec’s 2012 Annual Meeting of Stockholders take place?

A. Symantec’s 2012 Annual Meeting will be held at 9:00 a.m. Pacific Time on Tuesday, October 23, 2012. We offer two ways to attend: in person at our corporate headquarters in Mountain View, California and remotely via webcast with a dial-in number for questions. This hybrid approach allows stockholders to attend regardless of their physical location. We encourage employees to attend via the webcast or listen to the replay that will be available shortly after the meeting on the investor relations website at: www.symantec.com/invest.

Q. What is a proxy statement?

A. A proxy statement provides, among other things, notice of the annual meeting; voting procedure details; information on the proposals to be voted on; board and executive compensation information; and background information on our nominated directors. A copy of Symantec’s proxy statement is included in our 2012 annual report which can be found at: http://investor.symantec.com/phoenix.zhtml?c=89422&p=irol-reports

Q. What proposals will be voted on at the upcoming Annual Meeting? And what is the recommendation of the Board for each of the proposals?

A. Stockholders will be asked to vote on four proposals. The proposals are:

1.	The election to the Board of the nine nominees named in the proxy statement.
2.	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2013 fiscal year.

g Proposals one and two are both standard annual proposals that re-affirm the members of the board and our accounting firm.

✓ The Board recommends that you vote FOR both Proposals 1 and 2.

3.	An advisory vote to approve the compensation of our named executive officers.

g Proposal three asks our stockholders to cast an advisory vote to approve the compensation of our executive officers.

✓ The Board recommends you vote FOR Proposal 3.

4.	To consider and vote upon a stockholder proposal, if properly presented at the meeting.

g The stockholder proposal requests that the Compensation Committee adopt a policy requiring that our executive officers retain a significant percentage of their stock acquired through equity pay programs until reaching normal retirement age.

× The Board recommends you vote AGAINST Proposal 4. The Board believes that our current executive compensation policies and practices already encourage a focus on the long term success of the company. These include minimum stock ownership requirements, stringent insider trading policies, and an appropriate mix of long-term equity incentive compensation. Requiring executive officers to hold a significant percentage of their stock through retirement will not align with the interests of our company and will diminish our ability to attract and retain executives.

Q. Who can vote and how do I vote?

A. Stockholders as of the record date for the Annual Meeting, August 24, 2012, are entitled to vote. You may vote in person, by mail, over the phone, or via the Internet by following the instructions provided in the Notice you received via e-mail or U.S. Mail. When votes are submitted via the Internet or by telephone they must be received by 11:59 p.m., Eastern Time, on October 22, 2012, the day before the meeting.

We encourage you to vote electronically. It’s simple and easy to get started; all you will need is your 12 digit control number. As a reminder, this number is in the notice regarding the availability of proxy materials that stockholders will receive within the next couple of weeks. Please click to cast your vote electronically.

We also encourage you to receive your proxy materials electronically in the future. Please click here to enroll.

Q. What happens when stockholders don’t cast their vote?

A. If you do not cast your vote, your shares will not be counted in determining the number of shares necessary for approval of the proposals. Therefore, it is important that you vote your shares. We encourage you to vote along with the Board’s recommendations as provided above.

Q. Where can I find the voting results?

A. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the U.S. Securities and Exchange Commission (SEC) on Form 8-K within four business days of the Annual Meeting. We will post the final voting results on our investor relations website at www.symantec.com/invest.